ALEXANDER & BALDWIN, INC.

Subsidiaries as of February 1, 2011

Name of Subsidiary	State or Other Jurisdiction Under Which Organized
A&B Development Company (California)	California
A&B Inc.	Hawaii
A & B Properties, Inc.
Subsidiaries:
A&B Alakea LLC
A&B Deer Valley LLC
A&B Gateway LLC
A&B Guam LLC
A&B Hokua LLC
A&B Ka Milo LLC
A&B Kakaako LLC
A&B Kane LLC
A&B Lanihau LLC
A&B Little Cottonwood LLC
A&B Lot 100 LLC
A&B MLR LLC
MLR Golf Partners LLC*
A&B Ninigret LLC
A&B P&L LLC
A&B Rancho Temecula LLC
A&B Riverside LLC
A&B Santa Barbara LLC
Santa Barbara Land and Ranching
   Company, LLC*
A&B Visalia 1 LLC
A&B Visalia 3 LLC
A&B Waiawa LLC
Waiawa Ridge Development LLC*
A&B Waikiki LLC
A&B Wailea LLC
Wailea MF-7 LLC
Wailea MF-8 LLC
Kai Malu Wailea LLC*
A&B Waipio 100 LLC
A&B Waipio Shopping Center LLC
A&B Westridge LLC*
AB Hawaii Royal MacArthur LLC
AB Properties Concorde LLC
ABHI Visalia 1 LLC
ABHI Visalia 3 LLC
ABI Concorde LLC
ABP Deer Valley LLC
ABP Komohana LLC
ABP Savannah-A LLC
ABP Savannah-B LLC
Avenue Penn LLC
Bridgeport Marketplace, LLC*
Brydeswood Water Company
Centre Pointe Marketplace, LLC*
Crossroads Plaza Development
   Partners, LLC*
Hokua Development Group LLC*
Kahului Town Center LLC
Kai Lani Company, LLC*
Kai Malu Wailea LLC*
Kamuela Associates LLC*
KDC, LLC
Kukui`ula Development Company
   (Hawaii), LLC*
Koloa Housing I LLC*
Kukui`ula Village LLC*
Kewalo Development LLC
KKV Management LLC
Kona Development Group LLC*
Mahina Ka Milo LLC
McBryde Concorde LLC
Palmdale Trade & Commerce Center,
   LLC*
Panama and Gosford Retail, LLC*
Port Allen Residential LLC
Rye Canyon Office Partners, LLC*
Santa Barbara Land and Ranching
   Company, LLC*
Square One Lahaina LLC
Waiawa Ridge Development LLC*
Wailea Estates LLC
Wailea Water Services LLC
Waimanu Development LLC
WDCI Deer Valley LLC
WDCI Heritage LLC
WDCI Komohana LLC

Hawaii

Hawaii
Delaware
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Utah
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
California
Hawaii
Hawaii
Delaware

Hawaii
Delaware
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
California
Hawaii
Hawaii
California
California
Hawaii
Delaware
Hawaii
Hawaii
Hawaii
Hawaii
California
Hawaii
California
California

Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii

Hawaii
Delaware
Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
California

California
Hawaii
California
Delaware

Hawaii
Hawaii
Hawaii
Hawaii
Hawaii
Delaware
Hawaii
Hawaii

ABHI-Crockett, Inc.	Hawaii
Agri-Quest Development Company, Inc.	Hawaii
Alexander & Baldwin Foundation	Hawaii
Alexander & Baldwin Sugar Museum	Hawaii
East Maui Irrigation Company, Limited	Hawaii
Hawaiian DuraGreen, Inc.	Hawaii
Kahului Trucking & Storage, Inc.	Hawaii
Kauai Commercial Company, Incorporated	Hawaii
Kukui`ula Development Company, Inc. South Shore Resources LLC	Hawaii Hawaii
Matson Navigation Company, Inc.
Subsidiaries:
Matson Integrated Logistics, Inc.
Matson America Transportation
   Services, Inc.
Matson Global Distribution
   Services, Inc.
Matson Integrated Logistics
   (Texas), Inc.
Matson Terminals, Inc. (dba Big Island  Stevedores)
Matson Ventures, Inc.
Hawaii Hawaii Hawaii Hawaii Hawaii Hawaii Hawaii
McBryde Sugar Company, Limited Subsidiary: Kauai Coffee Company, Inc.	Hawaii Hawaii
Ohanui Corporation	Hawaii
The Matson Company	California
WDCI, Inc.	Hawaii
Division: Hawaiian Commercial & Sugar Company	Hawaii
OTHER RELATED ENTITIES Hawaiian Sugar & Transportation Cooperative (a Hawaii agricultural cooperative association)	Hawaii
SSA Terminals, LLC*	Delaware

*Partial ownership.

180171 --